Exhibit 10.2
AMENDMENT TO THE
KERYX BIOPHARMACEUTICALS, INC.
2004 LONG-TERM INCENTIVE PLAN

This Amendment (“Amendment”) is made and executed this 11th day of April, 2006, to be effective as of the date hereof.

WHEREAS, the Company previously has adopted the Keryx Biopharmaceuticals, Inc. 2004 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has duly authorized and approved the amendment of Section 13.4 so that participants may transfer certain awards under the Plan;

NOW, THEREFORE, in accordance with Section 15 of the Plan, the Plan is hereby amended as follows:

1.           The Plan hereby is amended by deleting Section 13.4 in its entirety and substituting the following:

No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

The provisions of the Plan, as heretofore amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the date first above written.

KERYX BIOPHARMACEUTICALS, INC.

By: /s/ Michael S. Weiss

Name: Michael S. Weiss

Title: Chairman and CEO